                As filed with the Securities and Exchange Commission
                                  on June 30, 1998

                                                    Registration Number 333-

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

                 DELAWARE                      52-0278528
            (State of incorporation)           (I.R.S. Employer Identification
                                               Number)

                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                      (Address of principal executive offices)

                  CERIDIAN CORPORATION SAVINGS-RELATED SHARE OPTION PLAN
                            (Full title of the plan)

                    John A. Haveman, Vice President and Secretary
                                Ceridian Corporation
                8100 34th Avenue South, Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)
              ________________________________________________________

                           Calculation of Registration Fee
       Title of
       Securities                   Proposed maximum Proposed maximum  Amount
       to be          Amount to     offering price   aggregate      of regis-
       registered     be registered     per share    offering price tration fee
       Common Stock,
       $0.50 par value 500,000 shares  $56.50       $28,250,000      $8,334

       (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of the anti-dilution provisions of the above-referenced plan.

       (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1) under the Act, based on the average high and low sale prices reported for the Registrant's Common Stock on the New York Stock Exchange on June 23, 1998.

       (3) Consistent with Rule 429(b) under the Act, the 500,000 shares being registered hereunder were not utilized under and are being carried forward from the Registrant's Registration Statement on Form S-4 (File No. 33-56351), and the entire $8,334 registration fee associated with these shares was previously paid with the earlier Registration Statement on Form S-4.

             Part II Information Required in the Registration Statement

          Item 3.  Incorporation of Documents by Reference

               The following documents filed with the Securities and Exchange Commission (the "Commission") by Ceridian Corporation (the "Company") are incorporated in this Registration Statement by reference:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (3) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 1997; and

          (4) The description of the Company's Common Stock, par value $0.50 per share, contained in the Company's Registration Statement on Form S-4, File No. 33-64089.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Item 4.  Description of Securities

               The Company's Common Stock is registered under Section 12 of the Exchange Act.

          Item 5.  Interests of Named Experts and Counsel

               John A. Haveman, Vice President, Secretary and Associate General Counsel for the Company, has provided an opinion as to the legality of the securities being registered hereby. As a result of awards under stock-based compensation plans maintained by the Company, Mr. Haveman holds 826 shares of the Company's common stock as well as options to acquire 20,000 shares of such stock.

               The consolidated financial statements and financial statement schedule of the Company as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been incorporated by reference in this Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP examines and reports on financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

          Item 6.  Indemnification of Directors and Officers

               Section 145 of the General Corporation Law of the State of Delaware ("DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liability for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's certificate of incorporation contains such a provision. The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL.

               Article VI of the Company's Bylaws provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL in connection with proceedings with which any such person is involved by virtue of his or her status as an officer, director or employee. The Company has also by contract agreed to indemnify its directors against damages, judgments, settlements and costs arising out of any actions against the directors brought by reason of the fact that they are or were directors. The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

          Item 7.  Exemption from Registration Claimed

               Not applicable.

          Item 8.  Exhibits

               The following is a complete list of Exhibits filed or incorporated by reference as part of this registration statement:

          Exhibit   Description

          3.01 Restated Certificate of Incorporation of Ceridian Corporation (incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-8 (File No. 33-54379)).

          3.02 Certificate of Amendment of Restated Certificate of Incorporation of Ceridian Corporation (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (File No. 1-1969)).

          3.03   Bylaws of Ceridian Corporation, as amended.

          5.01   Opinion and consent of John A. Haveman.

          23.01   Consent of KPMG Peat Marwick LLP.

          23.02   Consent of John A. Haveman (included in Exhibit 5.01).

          24.01 Power of Attorney (included on page 4 of this Registration Statement).

          99.01 Ceridian Corporation Employee Stock Purchase Plan (Amended as of May 22, 1998).

          Item 9.  Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 30, 1998.

                                        CERIDIAN CORPORATION


                                        By:  /s/ John A. Haveman
                                             John A. Haveman
                                             Vice President and Secretary

                                   POWER OF ATTORNEY

               We, the undersigned officers and directors of Ceridian Corporation, hereby severally constitute John R. Eickhoff and John
          A. Haveman, and either of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below any and all amendments to this Registration Statement on Form S-8 filed by Ceridian Corporation with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in such capacities as may be necessary to enable Ceridian Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of June 30, 1998 by the following persons in the capacities indicated.


          /s/ Lawrence Perlman                      /s/ Richard G. Lareau
          Lawrence Perlman                          Richard G. Lareau, Director
          Chairman and Chief Executive Officer
          (Principal Executive Officer and Director) /s/ Ronald T. LeMay
                                        `            Ronald T. LeMay, Director
          /s/ J.R. Eickhoff
          J. R. Eickhoff                            /s/ George R. Lewis
          Executive Vice President                  George R. Lewis, Director
          and Chief Financial Officer
          (Principal Financial Officer)
                                                    /s/ Charles Marshall
          /s/ Loren D. Gross                        Charles Marshall, Director
          Loren D. Gross
          Vice President and Corporate Controller
          (Principal Accounting Officer)            Ronald A. Matricaria,
                                                    Director

                                                    /s/ Carole J. Uhrich
                                                    Carole J. Uhrich, Director
          /s/ Ruth M. Davis
          Ruth M. Davis, Director                   /s/ Richard W. Vieser
                                                    Richard W. Vieser, Director

          /s/ Robert H. Ewald                       /s/ Paul S. Walsh
          Robert H. Ewald, Director                 Paul S. Walsh, Director

                                    EXHIBIT INDEX

          Exhibit        Description                                  Code

          3.01 Restated Certificate of Incorporation of Ceridian
          Corporation                                                 IBR

          3.02      Certificate of Amendment of Restated Certificate of
          Incorporation  of Ceridian Corporation                      IBR

          3.03      Bylaws of Ceridian Corporation, as amended        E

          5.01      Opinion and consent of John A. Haveman            E

          23.01     Consent of KPMG Peat Marwick LLP                  E

          23.02     Consent of John A. Haveman (included in Exhibit 5.01)

          24.01 Power of Attorney (included on page 4 of this Registration Statement)

          99.01     Ceridian Corporation Employee Stock Purchase Plan
          (Amended  as of May 22, 1998)                               E




          Legend:   E    Electronic Filing
                    IBR  Incorporated by Reference